UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

Thunder Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

221 W 9th St #848

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

(909) 214-2482

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIEV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On August 1, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Thunder Power Holdings, Inc. (f/k/a “Feutune Light Acquisition Corporation”, the “Company”) dismissed MaloneBailey, LLP (“MaloneBailey”), the Company’s independent registered public accounting firm. MaloneBailey’s report on the Company’s financial statements as of December 31, 2023 and 2022, and for the year ended December 31, 2023 and for the period from January 19, 2022 (inception) through December 31, 2022, contained an emphasis of a matter for going concern, but otherwise did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from January 19, 2022 (inception) through July 31, 2024, there were no: (i) disagreements with the Company on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to the Company’s satisfaction would have caused the Company to make reference to the subject matter of the disagreement in connection with its report or (ii) “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided MaloneBailey with a copy of the disclosures made by the Company in response to this Item 4.01 in this Current Report on Form 8-K (the “Current Report”) and has requested that MaloneBailey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A letter from MaloneBailey is attached as Exhibit 16.1 to this Current Report.

(b) Engagement of New Independent Registered Public Accounting Firm.

On August 1, 2024, the Audit Committee of the Board approved the engagement of Assentsure PAC (“Assentsure”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2024, effective immediately.

During the period from January 19, 2022 (inception) through December 31, 2023, neither the Company, nor any party on behalf of the Company, consulted Assentsure regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Assentsure that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulations S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
16.1	MaloneBailey, LLP Letter to the U.S. Securities and Exchange Commission, dated August 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Power Holdings, Inc.
Dated: August 2, 2024

	By:	/s/ Yuanmei Ma
Chief Financial Officer

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